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                                                                    EXHIBIT 99.1



01/12
David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

Catherine Reid
Vice President, Communications
(215) 444-5073
creid@advanta.com

                              FOR IMMEDIATE RELEASE

                 ADVANTA REPORTS ON-TRACK BUSINESS CARD RESULTS

Spring House, PA, July 24, 2001 - Advanta Corporation (NASDAQ: ADVNB; ADVNA) today announced second quarter net income for Advanta Business Cards of $8.8 million, representing an after tax return on average managed receivables of 1.9% on an annualized basis. Continuing on track toward its goals for 2001, operating results from continuing business segments were $0.32 per share for Class A and Class B shares combined as compared to $0.29 per share reported last quarter. The Company generated an increase in risk-adjusted margin to 12.7%, as compared to 12.4% for the first quarter 2001.

"Our small business credit card customers continue to provide earnings momentum to us," said Chairman and Chief Executive Officer Dennis Alter. "Our goal is to prudently grow our customer base through continuing product differentiation and market segmentation of our prospect base of almost 40 million small businesses," said Alter.

Details for the second quarter included managed receivables of $1.9 billion at June 30, as compared to $1.78 billion at March 31, 2001. The improvement in risk-adjusted margin during the quarter reflects increased card usage and a favorable interest rate environment which more than compensated for an anticipated increase in charge-offs. Consistent with the forecasted seasoning of the business card portfolio and the current

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economic environment, over 30 day delinquencies were 5.8% and charge-offs on an annualized basis were 7.4% at June 30, 2001. Also included in the second quarter results is a $2 million increase in the on-balance sheet loan loss reserve, resulting in a conservative 10.5% reserve to owned receivables at June 30, 2001 as compared to 9.9% at March 31, 2001.

Earnings for the quarter, excluding the effects of a previously announced sale of deposit liabilities and discontinued operations, were essentially breakeven. The Company recorded pretax asset valuation charges of $5.6 million on its venture capital portfolio consistent with the current market for early stage venture capital investments. The Company also recorded revisions to its estimates for restructuring expenses and discontinued operations associated with mortgage transaction expenses and the valuation of leasing assets. As a result of these non-operating items and restructuring charges, the Company reported a net loss for the quarter including discontinued operations of $7.2 million, or $0.28 per share on a diluted basis for its Class A and Class B shares combined.

During the quarter, Advanta strategically used the over $1 billion proceeds from the sale of its mortgage business in February 2001 to strengthen the Company for the future. Capitalizing on its large cash position, Advanta significantly reduced debt and deposits by $902 million, including substantially all of its outstanding institutional debt and a considerable amount of its retail notes. Through July 23, 2001, the Company repurchased in excess of 100,000 shares of its Class B Common Stock pursuant to its previously announced plan to repurchase up to 1.5 million shares of common stock and/or the equivalent dollar amount of trust preferred securities.

Advanta management will hold a conference call with analysts and institutional investors today, July 24, 2001, at 9:00 am Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. Replays will be available shortly after the call on the Vcall site.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general

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economic conditions; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables;
(8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) the completion of the post-closing process following the sale of our mortgage business and the ultimate amount of restructuring and other related charges associated with the conclusion of strategic alternatives process for our mortgage and leasing businesses; (14) the impact of litigation; and (15) the ability to attract and retain key personnel. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

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                                  ADVANTA CORP.
                   SUPPLEMENTAL CONSOLIDATING INCOME STATEMENT
                                 (IN THOUSANDS)

                               Three Months Ended
                                  June 30, 2001

                                                          Advanta              Venture
                                                       Business Cards          Capital              Other (A)               Total
                                                         ---------            ---------             ---------             ---------
Interest income                                          $  19,113            $       2             $  13,721             $  32,836
Interest expense                                             7,998                  421                17,700                26,119
                                                         ---------            ---------             ---------             ---------
Net interest income                                         11,115                 (419)               (3,979)                6,717
Provision for credit losses                                  8,184                    0                   200                 8,384
                                                         ---------            ---------             ---------             ---------
Net interest income after provision
   for credit losses                                         2,931                 (419)               (4,179)               (1,667)
Noninterest revenues:
   Securitization income                                    25,609                    0                     0                25,609
   Servicing revenues                                        6,909                    0                     0                 6,909
   Interchange income                                       20,586                    0                     0                20,586
   Other revenues, net                                         494               (5,607)               (2,161)               (7,274)
                                                         ---------            ---------             ---------             ---------
Total noninterest revenues                                  53,598               (5,607)               (2,161)               45,830
Expenses:
   Operating expenses                                       42,286                  525                 1,305                44,116
   Minority interest in income of
     consolidated subsidiary                                     0                    0                 2,220                 2,220
   Unusual charges (B)                                           0                    0                 1,000                 1,000
                                                         ---------            ---------             ---------             ---------
Total expenses                                              42,286                  525                 4,525                47,336
                                                         ---------            ---------             ---------             ---------
Income (loss) before income taxes                           14,243               (6,551)              (10,865)               (3,173)
Income tax expense (benefit)                                 5,483               (2,522)               (2,961)                    0
                                                         ---------            ---------             ---------             ---------
Income (loss) from continuing operations                     8,760               (4,029)               (7,904)               (3,173)
Loss, net, on discontinuance of mortgage
   and leasing businesses, net of tax                            0                    0                (4,000)               (4,000)
                                                         ---------            ---------             ---------             ---------
Net income (loss)                                        $   8,760            $  (4,029)            $ (11,904)            $  (7,173)
                                                         =========            =========             =========             =========

(A) Other includes insurance operations, investment and other activities not attributable to other segments.
(B) Includes severance, outplacement and other compensation costs associated with restructuring our corporate functions commensurate with the ongoing businesses as well as expenses associated with exited businesses and asset impairments.
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                                  ADVANTA CORP.
                        SUPPLEMENTAL NON-GAAP DISCLOSURE
                          MANAGED INCOME STATEMENT (A)
                                 (IN THOUSANDS)

                               Three Months Ended
                                  June 30, 2001

                                                          Advanta              Venture
                                                       Business Cards          Capital              Other (D)               Total
                                                         ---------            ---------             ---------             ---------
Interest income                                          $  92,708            $       2             $  13,721             $ 106,431
Interest expense                                            26,433                  421                17,700                44,554
                                                         ---------            ---------             ---------             ---------
Net interest income                                         66,275                 (419)               (3,979)               61,877
Provision for credit losses (B)                             36,363                    0                   200                36,563
                                                         ---------            ---------             ---------             ---------
Net interest income after provision
   for credit losses                                        29,912                 (419)               (4,179)               25,314
Noninterest revenues:
   Interchange income                                       20,586                    0                     0                20,586
   Other revenues, net                                       6,031               (5,607)               (2,161)               (1,737)
                                                         ---------            ---------             ---------             ---------
Total noninterest revenues                                  26,617               (5,607)               (2,161)               18,849
Expenses:
   Operating expenses                                       42,286                  525                 1,305                44,116
   Minority interest in income of
     consolidated subsidiary                                     0                    0                 2,220                 2,220
   Unusual charges (C)                                           0                    0                 1,000                 1,000
                                                         ---------            ---------             ---------             ---------
Total expenses                                              42,286                  525                 4,525                47,336
                                                         ---------            ---------             ---------             ---------
Income (loss) before income taxes                           14,243               (6,551)              (10,865)               (3,173)
Income tax expense (benefit)                                 5,483               (2,522)               (2,961)                    0
                                                         ---------            ---------             ---------             ---------
Income (loss) from continuing operations                     8,760               (4,029)               (7,904)               (3,173)
Loss, net, on discontinuance of mortgage
   and leasing businesses, net of tax                            0                    0                (4,000)               (4,000)
                                                         ---------            ---------             ---------             ---------
Net income (loss)                                        $   8,760            $  (4,029)            $ (11,904)            $  (7,173)
                                                         =========            =========             =========             =========

(A) We analyze the financial performance of Advanta Business Cards on a managed receivable portfolio basis. To do so, we adjust the Advanta Business Cards income statement to reverse the effects of securitization. Our managed business credit card receivable portfolio is comprised of owned and securitized business credit card receivables.
(B) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses been equal to actual reported charge-offs.
(C) Includes severance, outplacement and other compensation costs associated with restructuring our corporate functions commensurate with the ongoing businesses as well as expenses associated with exited businesses and asset impairments.
(D) Other includes insurance operations, investment and other activities not attributable to other segments.


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                                  ADVANTA CORP.
                                   HIGHLIGHTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   Three Months Ended                    Percent Change from
                                                        ----------------------------------------        -----------------------
                                                        June 30,       March 31,        June 30,         Prior          Prior
EARNINGS                                                  2001            2001            2000          Quarter          Year
--------------------------------------------------------------------------------------------------------------------------------
Gross revenues                                          $ 78,666        $ 64,003        $ 74,669            22.9%           5.4%
Basic income (loss) from continuing operations per
     common share                                          (0.12)          (1.48)           0.70           -91.9         -117.1
Diluted income (loss) from continuing operations
     per common share                                      (0.12)          (1.48)           0.70           -91.9         -117.1
Basic net income (loss) per common share                   (0.28)          (1.17)          (7.64)          -76.1          -96.3
Diluted net income (loss) per common share                 (0.28)          (1.17)          (7.59)          -76.1          -96.3
Return on average common equity                            (6.90)%        (27.10)%       (142.13)%         -74.5          -95.1
Net income per common share from continuing
     business segments (A)                              $   0.32        $   0.29             N/M            10.3            N/M

COMMON STOCK DATA
--------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares used to compute:
Basic earnings per common share                           25,842          25,303          25,232             2.1%           2.4%
Diluted earnings per common share                         25,842          25,303          25,404             2.1            1.7

Ending shares outstanding                                 27,325          27,274          27,237             0.2            0.3

Stock price:
 Class A

   High                                                 $ 16.000        $ 16.000        $ 21.000             0.0          -23.8
   Low                                                    12.860           8.750          10.875            47.0           18.3
   Closing                                                16.000          15.813          12.188             1.2           31.3
 Class B

   High                                                   14.000          14.000          15.125             0.0           -7.4
   Low                                                    11.900           7.156           7.750            66.3           53.5
   Closing                                                13.970          13.688           8.500             2.1           64.4

Cash dividends declared

 Class A                                                   0.063           0.063           0.063             0.0            0.0
 Class B                                                   0.076           0.076           0.076             0.0            0.0

Book value per common share  (B)                           15.63           16.05           16.08            -2.6           -2.8

BUSINESS CREDIT CARDS
--------------------------------------------------------------------------------------------------------------------------------
Origination volume                                    $1,093,457      $1,003,735        $900,381             8.9%          21.4%
Securitization volume                                    114,750         100,000               0            14.8            N/M
Average managed receivables                            1,848,424       1,691,479       1,319,434             9.3           40.1
Ending managed receivables                             1,899,304       1,781,005       1,428,732             6.6           32.9
Managed net interest margin                                14.34%          13.75%          12.33%            4.3           16.3

As a percentage of gross managed receivables:

   Total loans 30 days or more delinquent                   5.79            5.20            3.70            11.3           56.5
   Net charge-offs                                          7.44            6.50            3.84            14.5           93.8

(A) Includes net income of the Advanta Business Cards segment and expenses of the venture capital segment.
(B)  Based on shares outstanding.

             - Statistical Supplement Available at www.advanta.com -